                         CONSENT OF INDEPENDENT AUDITORS

Skyway Communications Holding Corp
1221 Brickell Avenue, Suite 900
Miami. FL 33131

We have issued our report dated April 5, 2003, relating to the financial statements of Skyway Communications Holding Corp. for the year ended December
31, 2002 appearing in the Company's Form 10-KSB. Such reports have been incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

By:  /s/ Seligson & Giannattasio, LLP
         Seligson & Giannattasio, LLP